UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2006

USA TRUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01Changes in Registrant’s Certifying Accountants.

On March 15, 2006, the Audit Committee of the Board of Directors of USA Truck, Inc. (the “Company”) concluded its proposal process for a new independent public accounting firm. On that date, the Audit Committee engaged Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The Audit Committee dismissed Ernst & Young LLP as the Company’s independent registered public accounting firm, effective March 14, 2006.

The audit reports of Ernst & Young LLP on the consolidated financial statements of the Company and its subsidiary as of and for the years ended December 31, 2005 and 2004, and on management’s assessment of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2005 and 2004, and from December 31, 2005 through the effective date of Ernst & Young LLP’s dismissal, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in connection with its reports. During the period described in the preceding sentence, there were no “reportable events” as defined in Item 304(a)(1)(iv) or (v) of Regulation S-K of the Securities and Exchange Commission’s (“SEC”) rules and regulations.

A copy of Ernst & Young LLP’s letter to the SEC dated March 17, 2006 is filed as Exhibit 16.1 to this Form 8-K.

During the two fiscal years ended December 31, 2005 and 2004, and from December 31, 2005 through the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm on March 15, 2006, neither the Company nor anyone on its behalf had consulted Grant Thornton LLP with respect to any accounting or auditing issues involving the Company, including any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01Financial Statements and Exhibits

(c)	Exhibits
16.1 Letter to the Securities and Exchange Commission from Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date: March 17, 2006	/s/ Clifton R. Beckham
Clifton R. Beckham
Sr. Vice President—Finance and Chief Financial Officer